Exhibit 99.1

INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL THIRD QUARTER ENDED MARCH 31, 2022

DENVER, CO., May 10, 2022 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare delivery platform for high-cost, dual-eligible seniors, announced financial results for its fiscal third quarter ended March 31, 2022.

“We ended the fiscal third quarter with a census of approximately 6,800 participants and generated $177.4 million of revenue.  Our results reflect the significant transformation we are undertaking,” said Patrick Blair, President and Chief Executive Officer of InnovAge.  “We continue to make progress on the critical work of remediating deficiencies outlined in our Sacramento and Colorado audits and transforming the Company. Through our One InnovAge initiative, we intend to propel the Company forward creating operational excellence as a provider, expanding our payer capabilities, and strengthening our enterprise functions to be successful at a national scale. I am proud of the work our employees have accomplished over the last fiscal quarter and remain excited about the Company’s future.”

Financial Results

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

in thousands, except percentages and per share amounts
Total revenues	$177,359	$156,308	$525,780	$466,184
Center-level Contribution Margin	28,003	41,354	111,741	126,047
Net Income (Loss)	(3,158)	(10,862)	5,572	(51,055)

Net Income (Loss) Attributable to InnovAge Holding Corp.	(2,821)	(10,510)	6,188	(50,460)
Net Income (Loss) Margin	(1.8)%	(6.9)%	1.1%	(11.0)%
Net income (loss) per share - diluted	$(0.02)	$(0.09)	$0.05	$(0.42)

Adjusted EBITDA(1)	$1,931	$20,312	$34,895	$65,985
Adjusted EBITDA margin(1)	1.1%	13.0%	6.6%	14.2%

Fiscal Third Quarter 2022 Financial Highlights and Executive Leadership Update

●	Census increased 2.1% year-over-year to approximately 6,800.
●	Total revenues of $177.4 million, up 13.5% compared to $156.3 million for the third quarter of fiscal 2021, due to an increase in per member per month rates and census.
●	Center-level Contribution Margin of $28.0 million decreased 32.3% year-over-year.
●	Center-level Contribution Margin as a percent of revenue decreased 10.7 percentage points year-over-year to 15.8% due to (i) the impact of the recent Omicron surge, (ii) increased housing utilization, (iii) state-mandated housing rate increases, (iv) medical cost normalization, and (v) an increase in cost of care due to wage pressures, additional staffing, and other occupancy related expenses.
●	Net loss of $3.2 million compared to a net loss of $10.9 million for the third quarter of fiscal 2021. Excluding the impact of the $19.2 million contingent consideration associated with the earnout payment for the NewCourtland acquisition recorded in the third quarter of fiscal 2021, the increase in net loss is due to the impact of medical costs on Center-level Contribution Margin and higher sales and administrative expenses, partially attributable to growth, compliance-related expense, organizational realignment, and costs associated with being a publicly traded company.
●	Net loss attributable to InnovAge Holding Corp. of $2.8 million, or $0.02 per diluted share, compared to a net loss attributable to InnovAge Holding Corp. of $10.5 million, or $0.09 per diluted share, in the third quarter of 2021.
●	Adjusted EBITDA(1) of $1.9 million compared to $20.3 million in the third quarter of fiscal 2021.
●	Dr. Melissa Welch, InnovAge’s Chief Medical Officer (CMO), has announced her intent to pursue other opportunities. To ensure a smooth transition, Dr. Welch will remain in her current role through mid-June. Dr. Ann M. Wells, an internist with over 20 years of practice who has been with the Company for over 3 years, will assume the role of interim CMO, while the Company completes its search for a permanent replacement.

(1) Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure.

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time, which can be accessed by dialing +1 (833) 398-1024 for U.S. participants, or +1 (914) 987-7722 for international participants and referencing conference ID 1462477; or via a live audio webcast that will be available online at https://investor.innovage.com/investor-relations. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 12 months.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as possible. Our patient-centered care model meaningfully improves the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge is at the forefront of value based senior healthcare and directly contracts with government payors, such as Medicare and Medicaid, to manage the totality of a participant’s medical care. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors— “win.” As of March 31, 2022, InnovAge served approximately 6,800 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

rkubota@myinnovage.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations with respect to current audits and legal proceedings and actions, relationships and discussions with regulatory agencies, our expectations with respect to correcting deficiencies raised in audits and other processes, our ability to effectively implement remediation measures, including creating operational excellence as a provider, expanding our payer capabilities and strengthening enterprise functions, our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, quarterly or annual guidance, financial outlook, including future revenues and future earnings, reimbursement and regulatory developments, market developments, new products, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the impact of current inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including the potential for future audits and legal proceedings; (ii) our ability to correct deficiencies raised in audits and other processes; (iii) our ability to execute on our One InnovAge initiative, including achieving operational excellence as a provider, expanding our payer capabilities and strengthening enterprise functions; (iv) our reliance on key members of management and effects from changes in management; (v) the risk that the cost of providing services will exceed our compensation under PACE; (vi) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (vii) the effects of rules governing the Medicare, Medicaid or PACE programs; (viii) reductions in PACE reimbursement rates or changes in the rules governing PACE programs; (ix) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (x) the impact on our business of non-renewal or termination of capitation agreements with government payors; (xi) the impact of state and federal efforts to reduce healthcare spending; (xii) the continuing effects of the COVID-19 pandemic; (xiii) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; and (xiv) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, executive severance and recruitment, class action litigation, M&A diligence, transaction and integration, business optimization, electronic medical record (EMR) implementation, financing-related fees and contingent consideration. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue less any exceptional, one-time revenue items. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

InnovAge

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS) (UNAUDITED)

	March 31,	June 30,
	2022	2021
Assets
Current Assets
Cash and cash equivalents	$199,493	$201,466
Restricted cash	18	2,234
Accounts receivable, net of allowance ($3,921 – March 31, 2022 and $4,350 – June 30, 2021)	31,905	32,582
Prepaid expenses and other	13,572	9,249
Income tax receivable	5,461	5,401
Total current assets	250,449	250,932
Noncurrent Assets
Property and equipment, net	163,882	142,715
Investments	5,493	3,493
Deposits and other	5,378	3,877
Goodwill	124,217	124,217
Intangible assets, net	8,772	6,518
Total noncurrent assets	307,742	280,820
Total assets	$558,191	$531,752
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$41,834	$32,361
Reported and estimated claims	36,012	33,234
Due to Medicaid and Medicare	9,530	7,101
Current portion of long-term debt	3,793	3,790
Current portion of capital lease obligations	3,216	2,079
Total current liabilities	94,385	78,565
Noncurrent Liabilities
Deferred tax liability, net	15,781	15,700
Capital lease obligations	10,282	5,190
Other noncurrent liabilities	2,570	2,758
Long-term debt, net of debt issuance costs	69,051	71,574
Total liabilities	192,069	173,787
Commitments and Contingencies (See Note 9)
Redeemable Noncontrolling Interests (See Note 4)	15,996	16,986
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of March 31, 2022 and June 30, 2021; 135,525,006 and 135,516,513 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively	136	136
Additional paid-in capital	326,346	323,760
Retained earnings	17,437	10,663
Total InnovAge Holding Corp.	343,919	334,559
Noncontrolling interests	6,207	6,420
Total stockholders’ equity	350,126	340,979
Total liabilities and stockholders’ equity	$558,191	$531,752

Schedule 2

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In Thousands, Except Per Share Amounts) (UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenues
Capitation revenue	$176,988	$155,835	$524,507	$464,294
Other service revenue	371	473	1,273	1,890
Total revenues	177,359	156,308	525,780	466,184
Expenses
External provider costs	103,254	75,389	284,299	224,215
Cost of care, excluding depreciation and amortization	46,102	39,565	129,740	115,922
Center-level Contribution Margin	28,003	41,354	111,741	126,047
Sales and marketing	6,144	5,592	19,117	14,335
Corporate, general and administrative	24,682	18,595	74,248	105,901
Depreciation and amortization	3,850	3,311	10,435	9,262
Equity loss	—	—	—	1,343
Other operating expense	—	19,222	—	18,211
Total expenses	184,032	161,674	517,839	489,189
Operating Income (Loss)	(6,673)	(5,366)	7,941	(23,005)

Other Income (Expense)
Interest expense, net	(709)	(4,876)	(1,930)	(17,061)
Loss on extinguishment of debt	—	(13,488)	—	(14,479)
Gain on equity method investment	—	10,871	—	10,871
Other expense	108	(2,267)	(358)	(2,222)
Total other expense	(601)	(9,760)	(2,288)	(22,891)
Income (Loss) Before Income Taxes	(7,274)	(15,126)	5,653	(45,896)
Provision for Income Taxes	(4,116)	(4,264)	81	5,159
Net Income (Loss)	(3,158)	(10,862)	5,572	(51,055)
Less: net loss attributable to noncontrolling interests	(337)	(352)	(616)	(595)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$(2,821)	$(10,510)	$6,188	$(50,460)

Weighted-average number of common shares outstanding - basic	135,516,608	121,324,980	135,516,544	119,619,806
Weighted-average number of common shares outstanding - diluted	135,516,608	121,324,980	135,530,793	119,619,806

Net income (loss) per share - basic	$(0.02)	$(0.09)	$0.05	$(0.42)
Net income (loss) per share - diluted	$(0.02)	$(0.09)	$0.05	$(0.42)

Schedule 3

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS) (UNAUDITED)

	For the Nine Months Ended March 31,
	2022	2021
Operating Activities
Net income (loss)	$5,572	$(51,055)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Loss on disposal of assets	358	2
Provision for uncollectible accounts	4,834	4,144
Depreciation and amortization	10,435	9,262
Gain on equity method investment	—	(10,871)
Loss on extinguishment of long-term debt	—	8,494
Amortization of deferred financing costs	322	948
Stock-based compensation	2,586	1,102
Deferred income taxes	81	(3,464)
Change in fair value of warrants	—	2,264
Change in fair value of contingent consideration	—	1,343
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	(4,157)	(1,402)
Prepaid expenses and other	(4,323)	635
Income tax receivable	(60)	1,613
Deposits and other	(1,501)	(606)
Accounts payable and accrued expenses	4,705	7,717
Reported and estimated claims	2,778	114
Due to Medicaid and Medicare	2,429	12,732
Net cash provided by (used in) operating activities	24,059	(17,028)
Investing Activities
Purchases of property and equipment	(20,141)	(14,083)
Purchase of intangible assets	(1,437)	(2,000)
Purchase of cost method investment	(2,000)	—
Net cash used in investing activities	$(23,578)	$(16,083)
Financing Activities
Distributions to owners	$—	$(9,458)
Owner contributions	—	20,000
Payments on capital lease obligations	(1,829)	(1,685)
Proceeds from long-term debt	—	375,000
Principal payments on long-term debt	(2,841)	(512,649)
Payment of financing costs and debt premiums	—	(8,896)
Proceeds from initial public offering of common stock	—	373,580
Treasury stock purchases	—	(77,603)
Payments under acquisition agreements	—	(3,622)
Payments related to option cancellation	—	(32,358)
Net cash provided by (used in) financing activities	(4,670)	122,309

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	(4,189)	89,198
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	203,700	114,565
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$199,511	$203,763

Supplemental Cash Flows Information
Interest paid	$1,452	$16,251
Income taxes paid	$84	$7,047
Prepayment penalty on extinguishment of debt	$—	$6,000
Intangibles and property and equipment included in accounts payable	$4,577	$224
Property and equipment purchased under capital leases	$8,057	$3,517

Schedule 4

InnovAge

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

(IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021

Net income (loss)	$(3,158)	$(10,862)	$5,572	$(51,055)
Interest expense, net	709	4,876	1,930	17,061
Depreciation and amortization	3,850	3,311	10,435	9,262
Provision for income tax	(4,116)	(4,264)	81	5,159
Stock-based compensation	845	530	2,586	1,102
Rate determination(a)	—	—	—	(2,158)
Executive severance and recruitment(b)	—	—	4,123	—
Class action litigation (c)	246	—	292	—
M&A diligence, transaction and integration(d)	693	4,548	1,533	63,333
Business optimization(e)	2,460	268	7,248	1,127
EMR implementation(f)	402	66	1,095	335
Gain on consolidation of equity investee(g)	—	(10,871)	—	(10,871)
Financing-related fees(h)	—	13,488	—	14,479
Contingent consideration(i)	—	19,222	—	18,211
Adjusted EBITDA	$1,931	$20,312	$34,895	$65,985

(a)	Reflects the CMS settlement payment of approximately $2.2 million related to end-stage renal disease beneficiaries for calendar years 2010 through 2020.
(b)	Reflects charges related to executive severance and recruiting.
(c)	Reflects charges related to litigation by shareholders.
(d)	For the nine months ended March 31, 2021, this primarily represents (i) $45.4 million related to the cancellation of options and the redemption of shares and (ii) $13.1 million of transaction fees and expenses recognized in connection with the July 27, 2020 transaction between us, an affiliate of Apax Partners and our then existing equity holders entering into a Securities Purchase Agreement (the “Apax Transaction”).
(e)	Reflects charges related to business optimization initiatives. Such charges relate to one-time investments in projects designed to enhance our technology and compliance systems and improve and support the efficiency and effectiveness of our operations.
(f)	Reflects non-recurring expenses relating to the implementation of a new electronic medical record vendor.
(g)	Reflects non-recurring gain on consolidation of InnovAge Sacramento during the three and nine months ended March 31, 2021.
(h)	Reflects fees and expenses incurred in connection with amendments to our credit agreements. See Note 8, “Long Term Debt” to the condensed consolidated financial statements.
(i)	Reflects the contingent consideration fair value adjustment made during the reporting period associated with our acquisition of NewCourtland.